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                        WILLIAM TIMMINS, P.ENG.
                      410 - 455 Granville Street
                      Vancouver, British Columbia,
                            Canada, V6C 1T1



NORMARK VENTURES CORP.
Vancouver, British Columbia
Canada


                    CONSENT OF GEOLOGICAL CONSULTANT
                    --------------------------------


I hereby consent to the inclusion and reference of my report dated July 2000 entitled "Geological Report on the Wheaton River
Property" in the Form SB-2 Registration Statement to be filed by Normark Ventures Corp. with the United States Securities and
Exchange Commission.




Dated the 10th day of September, 2001



/s/ William G. Timmins
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William G. Timmins
Consulting Geologist